                           STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11

                                                                             Forty Weeks Ended
                                                                     August 6,                August 7,
                                                                       1995                    1994
                                                                    ------------            ------------
Earnings per Common Share - Primary
   Average Shares outstanding                                        41,378,087               41,004,466
   Net effect of dilutive stock options-based on the treasury
       stock method using average market price                          117,147                  308,819
                                                                     ----------               ----------
       Totals                                                        41,495,234               41,313,285
                                                                     ==========               ==========
   Income from continuing operations before extraordinary charge
      and cumulative effect of change in accounting principle       $22,379,803             $ 39,722,258
   Income from discontinued operations                                6,977,133                8,600,071
   Extraordinary charge on early extinguishment of debt                                       (1,037,808)
   Cumulative effect of change in accounting for income taxes                                  4,468,386
                                                                     ----------               ----------
     Net income                                                     $29,356,936             $ 51,752,907
                                                                     ==========               ==========
Per Share amount:

   Income from continuing operations before extraordinary charge
      and cumulative effect of change in accounting principle       $       .54              $       .96
   Income from discontinued operations                                      .17                      .21
   Extraordinary charge on early extinguishment of debt                                             (.03)
   Cumulative effect of change in accounting for income taxes                                        .11
                                                                     ----------               ----------
     Net income                                                     $       .71              $      1.25
                                                                     ==========               ==========
Earnings per Common Share - Fully Diluted:
   Average shares outstanding                                        41,378,087               41,004,466
   Net effect of dilutive stock options-based on the treasury
       stock method using the average market price                      117,147                  316,861
   Assumed conversion of 8.5% zero coupon convertible debentures          (A)                  5,215,589
                                                                     ----------               ----------
       Totals                                                        41,495,234               46,536,916
                                                                     ==========               ==========
   Income from continuing operations before extraordinary charge
       and cumulative effect of change in accounting principle      $22,379,803              $39,722,258
   Add 8.5% zero coupon convertible debentures interest,
       net of income tax                                                  (A)                  3,077,918
                                                                     ----------               ----------
   Total from continuing operations before extraordinary charge
       and cumulative effect of change in accounting principle       22,379,803               42,800,176

   Income from discontinued operations                                6,977,133                8,600,071
   Extraordinary charge on early extinguishment of debt                                       (1,037,808)
   Cumulative effect of change in accounting for income taxes                                  4,468,386
                                                                     ----------               ----------
     Net income                                                     $29,356,936              $54,830,825
                                                                     ==========               ==========
Per Share amount:

   Income from continuing operations before extraordinary charge
      and cumulative effect of change in accounting principle       $       .54              $       .92
   Income from discontinued operations                                      .17                      .18
   Extraordinary charge on early extinguishment of debt                                             (.02)
   Cumulative effect of change in accounting for income taxes                                        .10
                                                                     ----------               ----------
     Net income                                                     $       .71              $      1.18
                                                                     ==========               ==========

(A)   For the first three quarters and the third quarter of fiscal 1995, both primary and fully diluted earnings per share utilized average shares outstanding and common stock equivalents.  No consideration was given to the convertible debentures since they were not considered dilutive.
/TABLE

                           STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11

                                                                            Twelve Weeks Ended
                                                                     August 6,               August 7,
                                                                       1995                    1994
                                                                    ------------            ------------
Earnings per Common Share - Primary
   Average Shares outstanding                                        41,466,378               41,146,151
   Net effect of dilutive stock options-based on the treasury
       stock method using average market price                          147,120                  156,895
                                                                     ----------               ----------
       Totals                                                        41,613,498               41,303,046
                                                                     ==========               ==========

   Income from continuing operations before extraordinary charge    $ 8,165,518              $15,012,079
   Income from discontinued operations                                2,034,226                2,241,531
   Extraordinary charge on early extinguishment of debt                                       (1,037,808)
                                                                     ----------               ----------
      Net income                                                    $10,199,744              $16,215,802
                                                                     ==========               ==========

Per Share amount:

   Income from continuing operations before extraordinary charge    $       .20              $       .36
   Income from discontinued operations                                      .05                      .05
   Extraordinary charge on early extinguishment of debt                                             (.03)
                                                                     ----------               ----------
     Net income                                                     $       .25              $       .39
                                                                     ==========               ==========
Earnings per Common Share - Fully Diluted:
   Average shares outstanding                                        41,466,378               41,146,151
   Net effect of dilutive stock options-based on the treasury
       stock method using the average market price                      147,120                  157,327
   Assumed conversion of 8.5% zero coupon convertible debentures          (A)                  5,205,632
                                                                     ----------               ----------
       Totals                                                        41,613,498               46,509,110
                                                                     ==========               ==========

   Income from continuing operations before extraordinary charge    $ 8,165,518             $ 15,012,079
   Add 8.5% zero coupon convertible debentures interest,
       net of income tax                                                  (A)                    941,409
                                                                     ----------               ----------
   Total from continuing operations before extraordinary charge       8,165,518               15,953,488

   Income from discontinued operations                                2,034,226                2,241,531
                                                                     ----------               ----------
     Net income                                                     $10,199,744             $ 18,195,019
                                                                     ==========               ==========

Per Share amount:

   Income from continuing operations before extraordinary charge    $      .20              $        .34
   Income from discontinued operations                                     .05                       .05
   Extraordinary charge on early extinguishment of debt                                             (.02)
                                                                     ----------               ----------
     Net income                                                     $      .25              $        .37
                                                                     ==========               ==========

(A)   For the first three quarters and the third quarter of fiscal 1995, both primary and fully diluted earnings per share utilized average shares outstanding and common stock equivalents.  No consideration was given to the convertible debentures since they were not considered dilutive.

